EXHIBIT 1.3


                           AMENDED AND RESTATED BYLAWS
                                       OF
                         ADVISORS ASSET MANAGEMENT, INC.


                                    ARTICLE I
                                     OFFICES

     Section 1.1. Registered Office. The registered office shall be established and maintained at the office of Corporation Service Company ("CSC"), in the City of Wilmington, in the State of Delaware, County of New Castle, and CSC shall be the registered agent of the corporation in charge thereof.

     Section 1.2. Other Offices. The corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 2.1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that any such annual meeting shall not be held at any designated place, but may instead be held solely by means of remote communication.

     Section 2.2. Annual Meeting of Stockholders. The annual meeting of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held in each year, commencing in 2009, on the second Wednesday in May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each annual meeting the stockholders entitled to vote shall elect a board of directors and they may transact other corporate business.

     Section 2.3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall, except as otherwise provided by the Certificate of Incorporation, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. The board of directors may, in its sole discretion, adopt guidelines and procedures so





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that stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation. The board of directors, in its sole discretion, may require that the vote for directors and the vote upon any questions before the meeting shall be by ballot. If authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder. All elections for directors shall be decided by a plurality of the votes cast. All other questions shall be decided by majority vote of the quorum except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     Section 2.4. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a designated place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     Section 2.5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. The board of directors may, in its sole discretion, adopt guidelines and procedures so that stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If, however, such quorum shall


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not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 5.5 hereof, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

     Section 2.6. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the Certificate of Incorporation or the laws of the State of Delaware, may be called by the board of directors or the Chief Executive Officer, and shall be called upon a request in writing therefor stating the purpose or purposes thereof signed by at least two directors or by the holders of at least twenty percent of the capital stock of the corporation issued and outstanding and entitled to vote thereat.

     Section 2.7. Notice of Meetings. Written notice, stating the place, if any, the date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting at his, her or its address as it appears on the records of the corporation, in person, by mail, by overnight courier, by telegram or cablegram, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, not less than ten nor more than sixty days before the date of the meeting.

     Section 2.8. Action Without Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who would have been entitled to receive notice of a stockholders meeting if the action had been taken at a stockholders meeting. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section provided that any such telegram, cablegram or other electronic


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transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.


                                   ARTICLE III
                                    DIRECTORS

     Section 3.1. Number and Term. The number of directors, which shall be determined by the board of directors from time to time, shall constitute the whole board of directors shall be no less than one (1) and no more than eleven
(11). Except as provided in Section 3.2 hereof, directors shall be elected at the annual meeting of the stockholders, and directors shall be elected to serve until their successors are elected and qualified. Directors need not be stockholders.

     Section 3.2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3.3. Increase of Number. The number of directors may be increased by (i) amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or (ii) by the affirmative vote of a majority of the stockholders, at the annual meeting or at a special meeting called for that purpose and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.


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     Section 3.4.   Resignations.  Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3.5. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority of the stockholders entitled to vote.

     Section 3.6. Powers. The board of directors shall exercise all of the powers of the corporation except such as are by law, the Certificate of Incorporation or these Bylaws conferred upon or reserved to the stockholders.

     Section 3.7. Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter expressly authorized by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval, (ii) adopt, amend or repeal any Bylaw of the corporation or (iii) amend the Certificate of Incorporation.

     Section 3.8. Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware or, at the sole discretion of the board of directors, any of such meetings may not be held at any designated place, but may instead be held solely by means of remote communication.

     The first meeting of each newly elected board of directors for the purpose of organization and the transaction of any business which may come before the meeting may be held immediately after the annual meeting of the stockholders, if a quorum is present, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting. In the event such meeting is not held immediately after the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.


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Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the board of directors may be called by the Chairman, or the Chief Executive Officer on at least three (3) days' notice to each director, or which notice shall be given either personally, by mail, or by telegram, or by electronic transmission, and shall be called by the Chairman, the Chief Executive Officer or by the Secretary in like manner and on like notice on the written request of a majority of the directors.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.9. Quorum. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the Certificate of Incorporation or the laws of the State of Delaware. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     Section 3.10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the board of directors may be allowed like compensation for attending committee meetings.

     Section 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 3.12. Meetings by Conference Telephone. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.


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                                   ARTICLE IV
                                    OFFICERS

     Section 4.1. Officers. The officers of the corporation shall be chosen by the board of directors and shall include at least a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer, President, Vice President, and a Secretary. The officers shall be elected at the first meeting of the board of directors after each annual meeting. None of the officers of the corporation need be directors except the Chairman, if one is elected. Any number of offices may be held by the same person.

     Section 4.2. Other Officers and Agents. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4.3. Tenure and Removal. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors in office. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 4.4. Chairman of the Board of Directors. The Chairman of the board of directors, if one is elected, shall preside at all meetings of the board of directors, and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the board of directors.

     Section 4.5. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation and, to the fullest extent permitted by applicable law, shall otherwise have plenary power and authority to act for and on behalf of the corporation respecting all matters. The Chief Executive Officer shall preside at all meetings of the stockholders in the absence or non-election of the Chairman, and shall have general supervision, direction and control of the business of the corporation. Except as the board of directors shall authorize the execution thereof in some other manner, the Chief Executive Officer shall execute stock certificates, bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal may be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 4.6. Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the corporation and shall have the general powers and duties of supervision and management of the day-to-day operations of the corporation that are usually vested in the office of chief operating officer of a corporation. The Chief Operating Officer shall perform such other duties and have such other powers as the Chief Executive Officer or the board of


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directors may from time to time prescribe.  The Chief Operating Officer shall report directly to the Chief Executive Officer.

     Section 4.7. Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the corporation and shall have the general powers and duties of supervision and management of the financial operations of the corporation that are usually vested in the office of chief financial officer of a corporation. The Chief Financial Officer shall perform such other duties and have such other powers as the Chief Executive Officer, Chief Operating Officer or the board of directors may from time to time prescribe. The Chief Financial Officer shall report directly to the Chief Operating Officer or such other executive officer as the Chief Executive Officer may determine from time to time.

     Section 4.8. Chief Compliance Officer. The Chief Compliance Officer shall be the chief compliance officer of the corporation and shall have the general powers and duties of supervision and management of the compliance issues within the corporation that are usually vested in the office of chief compliance officer of a corporation. The Chief Compliance Officer shall perform such other duties and have such other powers as the Chief Executive Officer, Chief Operating Officer, or the board of directors may from time to time prescribe. The Chief Compliance Officer shall report directly to the Chief Operating Officer or such other executive officer as the Chief Executive Officer may determine from time to time.

     Section 4.9. President. The President shall have the general powers and duties of supervision and management of the day-to-day activities of the corporation that are usually vested in the office of president of a corporation. The President shall perform such other duties and have such other powers as the Chief Executive Officer or the board of directors may from time to time prescribe.

     Section 4.10. Vice President. Each Vice President shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 4.11. Treasurer. The Treasurer, if one is elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation.
The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositary as may be designated by the board of directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors or the Chief Executive Officer, taking proper vouchers for such disbursements. The Treasurer shall render to the Chief Executive Officer and the board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the corporation. If required by the board of directors, the Treasurer shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the board of directors shall prescribe.

     Section 4.12. Assistant Treasurer. The Assistant Treasurer, if one is elected, or if there shall be more than one, the Assistant Treasurers in order determined by the board of directors (or if there be no determination, then in the order of their election), shall, in the absence of the


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Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 4.13. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the board of directors or the stockholders upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the board of directors or the Chief Executive Officer. The Secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the board of directors, the Chief Executive Officer and attest the same.

     Section 4.14. Assistant Secretary. The Assistant Secretary, if one is elected, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                    ARTICLE V
                    PROVISIONS REGARDING STOCK OF CORPORATION

     Section 5.1. Shares of Stock. Except as otherwise provided in a resolution approved by the board of directors, all shares of stock of the corporation shall be uncertificated shares.

     Section 5.2. Classes and Series of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized in the notice or notices sent pursuant to Section 151(f) of the General Corporation Law of the State of Delaware; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth in the notice or notices sent pursuant to
Section 151(f) of the General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.3.  [Intentionally omitted]


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     Section 5.4.   Transfer of Shares.  Transfer of stock shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the corporation for any purposes until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

     Section 5.5. Stockholders Record Date. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provision of this Section at the adjourned meeting.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent by corporate action in writing


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without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     Section 5.6. Registered Stockholders. The corporation shall be entitled to treat the record holder of any shares of stock of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee or transferee or other person becomes the record holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

     Section 5.7. Dividends. Subject to the provisions of the Certificate of Incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.


                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.1. Indemnification Respecting Third Party Claims. Subject to applicable laws and regulations and subject to the provisions of Section 6.4 of this Article, the corporation may indemnify any person or entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person or entity is or was a director, officer, employee or agent of the corporation or is or was a general partner of Fixed Income Securities, L.P., a Texas limited partnership which converted into the corporation ("FIS, L.P."), or a manager, member, officer, employee or agent of such general partner, or an officer, employee or agent of FIS, L.P., or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding if such person or entity acted in good faith and in a manner such person or entity reasonably believed to be in or not opposed to the best interests of the corporation or FIS, L.P., as the case may be, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person or entity did not act in good faith and in a manner which such person or entity reasonably believed to be in or not opposed to the best interests of the corporation or FIS, L.P., as the case may be, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.

     Section 6.2. Indemnification Respecting Claims by Corporation. Subject to applicable laws and regulations and subject to the provisions of Section 6.4 of this Article, the corporation may indemnify any person or entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 6.3. Indemnification of Expenses. Subject to applicable laws and regulations, to the extent that a present or former director, officer, employee or agent of the corporation, a former general partner of FIS, L.P., a former manager, member, officer, employee or agent of such general partner, or a former officer, employee or agent of FIS, L.P., has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
6.1 and 6.2 of this Article, or in defense of any claim, issue or matter therein, such person or entity shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person or entity in connection therewith.

     Section 6.4. Determinations Respecting Indemnification. Any indemnification under Sections 6.1 and 6.2 of this Article (unless ordered by a court) shall be made by the corporation only upon a determination in the specific case that indemnification of the present or former director, officer, employee or agent of the corporation, a former general partner of FIS, L.P., a former manager, member, officer, employee or agent of such general partner, or a former officer, employee or agent of FIS, L.P., is proper in the circumstances because such person or entity has met the applicable standard of conduct set forth in said Sections 6.1 or 6.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the corporation) in a written opinion, or (iv) by all the stockholders.

     Section 6.5. Advancement of Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors, officers, employees or agents of the corporation, a former general partner of FIS, L.P., a former manager, member, officer, employee or agent of such general partner, or a former officer, employee or agent of FIS, L.P., may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 6.6. Indemnification Not Exclusive. The indemnification and advancement of expenses provided by the other Sections of this Article shall not be deemed exclusive of any other rights to which a person or entity seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, disinterested directors or otherwise, both as to action in his, her or its official capacity and as to action in another capacity while holding such office or position.

     Section 6.7. Insurance. Subject to applicable laws and regulations, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article or of the General Corporation Law of the State of Delaware.

     Section 6.8. Certain Definitions. For purposes of this Article references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     Section 6.9. Continuing Right to Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by this Article shall continue as to a person or entity who has ceased to be a director, officer, employee or agent of the corporation, a general partner of FIS, L.P., a manager, member, officer, employee or agent of such general partner, or an officer, employee or agent of FIS, L.P., and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such person or entity.

     Section 6.10. Amendments to this Article. A right to indemnification or to advancement of expenses arising under a provision of this Article shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

                                   ARTICLE VII
                       RESTRICTIONS ON TRANSFERS OF STOCK

     Section 7.1. Restriction on Transfers. Except as expressly permitted under the terms and provisions of this Article VII, no stockholder shall Transfer any of his, her of its shares of the common stock of the corporation (hereinafter referred to in this Article VII as the "Common Stock") without the approval of the board of directors of the corporation. As used herein, the term "Transfer" shall mean the sale, transfer, conveyance, assignment, pledge, hypothecation, mortgage or other encumbrance or disposition of any shares of Common Stock.

     Section 7.2. Transfers Requiring Consent. The following dispositions of shares of Common Stock shall require consent as stated below:

         (a) No shares of Common Stock shall be Transferred to a minor or an incompetent without the approval of the board of directors of the corporation.
         (b) No Transfer of any shares of Common Stock shall be permitted without the approval of the board of directors of the corporation if such Transfer requires the consent of a third party under any joint venture agreement, partnership agreement or other agreement to which the corporation is a party.

     Section 7.3. Permitted Sales after Right of First Refusal Is Given. (a) Unless such Transfer is prohibited by Section 7.2 of this Article VII, if any stockholder (which, for purposes of this Section 7.3, shall exclude Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") if at the time the Master Selected Dealers Agreement and the Standard CD Selling Group Agreement, each dated January 4, 2010, between Merrill Lynch and the corporation, and any substantially similar distribution agreements, have been terminated) who receives from a single third party (the "Offeror") a bona fide offer (the "Offer") in writing signed by the Offeror for the purchase of all or a part of such stockholder's shares of Common Stock (the "Offered Interest"), then the stockholder who received such Offer (the "Selling Stockholder") shall, if the Selling Stockholder wishes to accept the Offer, promptly forward a true and correct copy thereof to the corporation and the other stockholders (individually, a "Non-Selling Stockholder" and, collectively, the "Non-Selling Stockholders") within ten days of the date of the Offer. The Offer shall be sent by certified or registered mail, return receipt requested. The corporation shall have the exclusive right and option for 30 days following the receipt of said Offer to purchase all or any part of the Offered Interest on the terms and conditions set forth in the Offer. The corporation shall exercise its option to purchase the Offered Interest and thereby accept the Offer of the Selling Stockholder by actual delivery to the Selling Stockholder, within the aforesaid 30-day period, of written notice of such election or by sending such written notice of election by certified or registered mail, return receipt requested, properly stamped and addressed to the address of the Selling Stockholder. The corporation shall be deemed to have elected not to purchase the Offered Interest if it fails to timely provide written acceptance.

   (b) In the event the corporation does not exercise its option within such 30-day period with respect to all of the Offered Interest, the corporation shall, by the last day of such period, give written notice of that fact to the Non-Selling Stockholders specifying the portion of the Offered Interest not purchased by the corporation (the "Remaining Interest"). Each Non-Selling Stockholder who elects, within 30 days of the receipt of the notice from the corporation, to so purchase the Remaining Interest pursuant to the Offer (an "Electing Stockholder") shall have the right to purchase that proportion of the Remaining Interest that the number of shares of Common Stock owned by such Electing Stockholder bears to the total number of shares of Common Stock owned by all Electing Stockholders. The corporation and/or the Electing Stockholders shall be obligated to close at the office of the corporation no later than 90 days after the date of the Offer.

   (c) To the extent that the consideration proposed to be paid by the Offeror for the Offered Interest consists of property other than cash or a promissory note, the consideration required to be paid by the corporation and/or the Non-Selling Stockholders exercising their options under this Section 7.3 may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Stockholder and the corporation and/or the Non-Selling Stockholders acquiring the Offered Interest.

   (d) If the corporation and/or the Non-Selling Stockholders do not elect to purchase all of the Offered Interest, the Selling Stockholder may sell the Offered Interest, subject to Section 7.8 of this Article VII; provided, however, that the sale (i) shall not be made at a price lower than the price offered to the corporation and the Non-Selling Stockholders, (ii) is not made to any person other than the original Offeror,
(iii) is on the same terms and conditions as those specified in the Offer, and
(iv) is consummated within 90 days after the lapse of all options arising in connection with the Offer. If the Offeror or the terms or conditions of the proposed sale are changed or the Offered Interest has not been sold prior to the lapse of the aforesaid 90-day period, the Selling Stockholder must make a new Offer, pursuant to the procedures in this Section 7.3, to the corporation and the Non-Selling Stockholders prior to selling the Offered Interest.

     Section 7.4. Permitted Transfers to Specified Parties. Unless Transfer is prohibited by Sections 7.2(a) and 7.3(b) of this Article VII, then notwithstanding the provisions of Section 7.3 of this Article VII, a stockholder may Transfer all or any part of his, her or its shares of Common Stock to another stockholder, an Affiliate of any stockholder, his or her spouse, parents, children, grandchildren, brother, sisters or to a trust for the sole benefit of one or more of the aforementioned parties (herein called a "Permitted Transferee"). As used herein, the term "Affiliate" means a person, entity or organization directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person, entity or organization in question. The term "control," as used in the immediately proceeding sentence, means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of such corporation and, with respect to a person or organization that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or organization. A Permitted Transfer may be by will or intestate succession or by inter vivos Transfer. Any inter vivos Transfer made pursuant to this Section 7.4 (other than a Transfer to another stockholder) shall not become effective until the other stockholders of the corporation have received from the Permitted Transferee an irrevocable power of attorney appointing the stockholder transferring such shares of Common Stock or portion thereof as the attorney-in fact for said Permitted Transferee with full power and authority to deal in any way with such shares of Common Stock, or portion thereof, as the case may be. Further, the power of attorney shall provide that in the event of the death of the attorney-in-fact the Permitted Transferee will within 90 days after said death appoint one person to deal with the shares of Common Stock of all Permitted Transferees and having failed to do so the board of directors of the corporation shall have the right to appoint a substitute attorney-in-fact to deal with such shares of Common Stock or portion thereof, as the case may be. Said power of attorney shall be binding upon the Permitted Transferee and his, her or its heirs, successors and assigns. A Transfer pursuant to this
Section 7.4 shall not relieve the Transferor from any of his, her or its obligations to the corporation.

     Section 7.5. Applicability to Transferee. Any transferee to whom all or any part of the shares of Common Stock of a stockholder is Transferred (a "Transferee") pursuant to this Article VII shall take such shares of Common Stock subject to all of the terms and conditions of this Article VII.

     Section 7.6. Cost of Transfers. The Transferor and, if the Transferor fails or refuses to do so, then the Transferee, of any shares of Common Stock shall reimburse the corporation for all costs incurred by the corporation resulting from any Transfer.

     Section 7.7. Effect of Attempted Disposition in Violation of Article VII. Any attempted Transfer of any shares of Common Stock in breach of this Article VII shall be null and void and of no effect whatever.

     Section 7.8. Rights of Co-Sale. (a) In connection with any Offer made pursuant to Section 7.3 of this Article VII with respect to an Offered Interest representing 10% or more of the fully-diluted equity of the corporation any Non-Selling Stockholder may, in lieu of purchasing the Offered Interest pursuant to said Section, notify the Selling Stockholder and the corporation, within 30 days of the receipt of the notice from the corporation that there is a Remaining Interest, of such Non-Selling Stockholder's desire to participate in the sale of the Offered Interest on the terms set forth in the Offer, and the number of shares of Common Stock such Non-Selling Stockholder wishes to sell. If any Non-Selling Stockholder has expressed a desire to sell shares of Common Stock in the transaction, the corporation shall promptly notify the Selling Stockholder of the aggregate number of shares of Common Stock any such Non-Selling Stockholder wishes to sell. The Selling Stockholder shall use his, her or its best efforts to interest the Offeror in purchasing, in addition to the Offered Interest, the shares of Common Stock any such Non-Selling Stockholder wishes to sell. If the Offeror does not wish to purchase all of the shares of Common Stock made available by the Selling Stockholder and any such Non-Selling Stockholder, then the Selling Stockholder and any such Non-Selling Stockholder shall be entitled to sell, at the price and on the terms and conditions set forth in the Offer, a portion of the Offered Interest being sold to the Offeror, in the same proportion as the number of shares of Common Stock of the Selling Stockholders bears to the aggregate number of shares of Common Stock owned by the Selling Stockholder and any such Non-Selling Stockholder. The transaction contemplated by the Offer shall be consummated not later than 90 days after the date of the Offer.

   (b) If any Non-Selling Stockholder does not elect to sell the full number of shares of Common Stock that he, she or it is entitled to sell pursuant to
Section 7.8(a), the Selling Stockholder shall be entitled to sell to the Offeror, according to the terms set forth in the Offer, that number of his, her or its own shares of Common Stock that equals the difference between the number of shares of Common Stock desired to be purchased by the Offeror and the number of shares of Common Stock such Non-Selling Stockholder has elected to sell pursuant to Section 7.8(a). If the Selling Stockholder wishes to sell any such shares of Common Stock at a price per share that differs from that set forth in the Offer, upon terms different from those previously offered to the corporation and the Non-Selling Stockholders, or more than 90 days after the date of the Offer, then, as a condition precedent to such transaction, such shares of Common Stock must first be offered to the corporation and the Non-Selling Stockholders, on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth in Section 7.3 of this Article VII and this Section 7.8.

   (c) The proceeds of any sale made by the Selling Stockholder without compliance with the provisions of this Section 7.8 shall be deemed to be held in constructive trust in such amount as would have been due any Non-Selling Stockholder if the Selling Stockholder has complied with this Article VII.

     Section 7.9. Voting and Required Sale. If (i) any person or entity offers to acquire all or substantially all of the stock, assets or business of the corporation, by merger, sale of assets or otherwise, (ii) such transaction is approved by the board of directors of the corporation and (iii) holders of a majority of the issued and outstanding shares of Common Stock consent in writing to such transaction, then each stockholder shall be obligated to (a) give his, her or its consent in favor of such transaction, to the extent any such consent is required for the consummation of such transaction, (b) if applicable, sell, transfer or exchange all of his, her or its shares of Common Stock in connection with such transaction on the same terms as those approved by the board of directors of the corporation and consented to by holders of a majority of the issued and outstanding shares of Common Stock (with appropriate adjustment to reflect the conversion of convertible securities and the preference and priorities of the Class C Common), and (c) execute and deliver such instruments of sale, transfer and exchange and take such other action, including executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the corporation in order to carry out the terms and provisions of this Section 7.9. If a stockholder fails or refuses to consent to such transaction or to sell his, her or its shares of Common Stock as required by this Section 7.9, then such stockholder hereby grants to the Chairman of the board of directors of the corporation an irrevocable proxy, coupled with an interest, to consent in accordance with this
Section 7.9, and hereby appoints the Chairman of the board of directors of the corporation as his, her or its attorney-in-fact, to sell, transfer or exchange such shares of Common Stock in accordance with the terms of this Section 7.9.
At the closing of such transaction, each stockholder shall deliver, against receipt of the consideration payable in such transaction, any certificates representing the shares of Common Stock that such stockholder holds of record or beneficially, with all endorsements necessary for transfer. In the event that any stockholder fails or refuses to comply with the provisions of this
Section 7.9, the corporation, the holders of a majority of the issued and outstanding shares of Common Stock and the purchaser in such transaction, at their option, may elect to proceed with such transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such stockholder, the rights of any such stockholder with respect to the shares of Common Stock of such stockholder shall cease.

     Section 7.10. Restrictions on Sales of Control of the Corporation. Neither the corporation nor any stockholder shall be a party to any transaction or series of related transactions that involves the sale, to any person or entity or group of affiliated persons or entities, of interests in the corporation representing a majority of the equity interests of the corporation unless all holders of the Common Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among such holders in proportion to the number of shares of Common Stock which they own.

     Section 7.11. Termination. (a) The provisions of this Article VII shall cease to be applicable upon the earlier of the closing of a Sale Transaction and the closing of an Initial Public Offering.

   (b) The provisions of Sections 7.3, 7.8, and 7.10 of this Article VII shall not apply to any sale of shares of Common Stock pursuant to a Sale Transaction or an Initial Public Offering.

   (c) As used herein, the term "Sale Transaction" shall mean (i) a merger or consolidation in which (x) the corporation is a constituent party, or (y) a subsidiary of the corporation is a constituent party and the corporation issues its equity securities pursuant to such merger or consolidation, except in the case of either clause (x) or (y) any such merger or consolidation involving the corporation or a subsidiary of the corporation in which the equity securities of the corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, more than 50% of the equity interests of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent of such surviving or resulting entity; (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the corporation or a subsidiary of the corporation of all or substantially all the assets of the corporation and the subsidiaries of the corporation, taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the corporation); or (iii) the sale or transfer, in a single transaction of series of related transactions, by the stockholders of the corporation of more than 50% of the then outstanding equity interests of the corporation to any person or entity or group of affiliated persons or entities. As used herein, the term "Initial Public Offering" shall mean the initial issuance of Common Stock by the corporation in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.1. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 8.2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 8.3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the board of directors.

     Section 8.4. Notice. Whenever by statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any committee member, director or stockholder and no provision is made as to how such notice shall be given, any such notice shall be in writing and may be given (a) by hand delivery, (b) by mail, postage prepaid, addressed to such committee member, director, or stockholder at his, her or its address as it appears on the books or (in the case of a stockholder) the stock transfer records of the corporation, or (c) by any other method permitted by law, including, but not limited to, overnight courier service, telegram, cablegram or, to the extent permitted by the provisions of the General Corporation Law of the State of Delaware, electronic transmission; provided, however, that any notice given to a stockholder by electronic transmission must be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram or cablegram shall be deemed to be given at the time transmitted with all charges prepaid and addressed as aforesaid. Any notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the committee member, director or stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the committee member, director or stockholder has consented to receive notice;
(iii) if by a posting on an electronic network together with separate notice to the committee member, director or stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv) if by any other form of electronic transmission, when directed to the committee member, director or stockholder. Notice given by any other method not described above shall only be deemed to have been given when actually received by the person or entity to whom such notice is intended to be given. Whenever, under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to a stockholder may also be given by telegram or by a form of electronic transmission consented to by the stockholder to whom the notice is given.

     Section 8.5. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.


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                                   ARTICLE IX
                                   AMENDMENTS

     Section 9.1. Bylaw Amendments. Except as provided in the Certificate of Incorporation, and subject to any required approval of a class of stockholders, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting.

























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